Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 relating to the reviewed financial statements of Alpha Energy, Inc for the period ended September 30, 2022 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

February 13, 2023